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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 3, 2002


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


             0-19285                                        88-0228636

    (Commission File Number)                   (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                                 85260
(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


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





Item 9.       Regulation FD Disclosure

On December 3, 2002, Allied Waste Industries, Inc. ("Allied" or "Company") issued the following press release.



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



Contact:  Michael Burnett
Vice President, Investor Relations
480-627-2785


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------



            ALLIED WASTE NAMES TWO NEW MEMBERS TO BOARD OF DIRECTORS


Scottsdale, AZ - December 3, 2002 - Allied Waste Industries, Inc. (NYSE: AW) today announced the appointment of James W. Crownover and Lawrence V. Jackson to its Board of Directors. Mr. Jackson will commence his term on January 1, 2003. Separately, Roger A. Ramsey has announced his retirement from the Allied Waste Board. The Board will be comprised of 12 members as of January 2, 2003. The company has an ongoing search for one additional independent board member.

Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. in 1998. He headed the firm's Southwest practice for many years, and also co-headed the firm's worldwide energy practice. In addition, he served as a member of the McKinsey's Board of Directors. Mr. Crownover is a graduate of Rice University and received a Masters of Business Administration degree from Stanford Graduate School of Business. He is a member of the Boards of Directors of Unocal Corporation, Great Lakes Chemical Corporation, and Weingarten Realty Investors.

Mr. Jackson is Senior Vice President - Supply Operations for Safeway, Inc., which he joined in 1997. Previously, Mr. Jackson worked for PepsiCo, Inc. from 1981 to 1997 in various positions of increasing responsibility, most recently as Senior Vice President, Worldwide Operations - PepsiCo Food Systems. He is a graduate of Harvard University and the Harvard Business School, where he earned a Masters of Business Administration degree in Marketing. Mr. Jackson is a member of the Board of Directors of Radio Shack Corporation.

"We are pleased to announce the addition of two high caliber independent directors to the Board," said Tom Van Weelden, Chairman and CEO of Allied Waste. "We look forward to benefiting from their vast knowledge and expertise."

Mr. Roger A. Ramsey has retired from the Allied Waste Board to focus his time and efforts in his capacity as Chairman of the Board of Directors of VeriCenter, Inc., a leading provider of enterprise managed services recently recognized as the second-fastest growing technology company in the Houston Metro area. Mr. Ramsey founded Allied Waste in 1989 and served as Chief Executive Officer until 1997 and Chairman of the Board through 1998. He also co-founded Browning-Ferris Industries, Inc. in 1968. "Roger and I combined strengths in 1992 and grew Allied from $35 million in revenue to $5.5 billion in 11 years," said Tom Van Weelden. "He is a personal friend and valued advisor whose contributions to Allied are immeasurable and I wish him continued success with his latest endeavors."

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2002, the Company operated 343 collection companies, 174 transfer stations, 168 active landfills and 65 recycling facilities in 39 states.






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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         ALLIED WASTE INDUSTRIES, INC.

                             By: /s/ THOMAS W. RYAN
            --------------------------------------------------------
                                 Thomas W. Ryan
              Executive Vice President and Chief Financial Officer
                          (Principal Financial Officer)




Date:  December 3, 2002